                                                                   EXHIBIT 10.07


        Agreement for Purchase and Sale of Custom Semiconductor Products
                                       [*]

                         AGREEMENT NUMBER: TM-MFG-121297

This Agreement is entered into by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York and with an address for purposes of this Agreement of 1000 River Street, Essex Junction, Vermont, 05452 and Transmeta Corporation ("Customer"), incorporated under the laws of the State of California with an address for purposes of this Agreement of 3940 Freedom Circle, Santa Clara, CA. 95054. IBM and Customer agree as follows:

The parties acknowledge that work required by this Agreement has occurred prior to the date of execution of this Agreement. Both parties agree that the terms and conditions of this Agreement shall apply to all such work.

This Agreement is a master purchase agreement for the manufacture and sale of custom integrated circuit foundry products ("Products(s)"). Unless the parties agree otherwise in writing, this Agreement, and its work orders ("Task Orders") issued under this Agreement, shall define Product deliveries by part number and shall solely govern IBM's manufacture and sale of Products to Customer. A Task Order is not binding unless and until it has been mutually agreed upon and shall become subject to this Agreement when it has been signed by IBM and Customer. Task Orders shall describe the respective responsibilities of the parties (e.g., deliverable materials and specifications, Product description(s), manufacture and qualification of Product prototypes, as well as technical responsibilities) with regard to specific Product(s), as well as specific purchasing information (e.g., manufacturing lead times, Product pricing and ordering, as well as billing locations). Task Orders shall be in the form as set forth in Exhibit A. The term of a Task Order shall run from the effective date on the Task Order until the earlier of: 1) the completion of the Task Order; 2) the expiration date stated in the Task Order; or 3) termination of this Agreement or the Task Order. In the event of an inconsistency between the terms and conditions of this Agreement and those of a Task Order, the Task Order will prevail.

1. TERM OF AGREEMENT: This Agreement is effective on December 12, 1997 (the "Commencement Date"). This Agreement will expire on the later of December 30, 2003 or upon completion of the last Task Order, subject to Section 15 (Termination Rights).

2. FORECASTS:

[*].

 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      [*]



 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3. ORDERS: After the parties have executed a Task Order, Customer will request delivery of Products by issuing written purchase orders to IBM's Technical Coordinator by the fifth (5th) day of each calendar month. As set forth in
Section 2, Customer will maintain a minimum of four (4) months rolling purchase orders on IBM and may place purchase order(s) for months five (5) and six (6) of each forecast. [*].







                                   Purchase orders shall only specify the
following items on their face unless otherwise mutually agreed to in writing by duly authorized representatives of the parties:

            a)  PO NUMBER

            b)  TAX STATUS - EXEMPT OR NON-EXEMPT

            c)  SHIP TO LOCATION - COMPLETE ADDRESS

            d)  BILL TO LOCATION - COMPLETE ADDRESS

            e)  ORDER FROM LOCATION - COMPLETE ADDRESS

            f)  PRODUCT PART NUMBERS AND QUANTITIES BEING ORDERED;

            g)  THE PRODUCT'S APPLICABLE UNIT PRICE;

            h)  SHIPPING INSTRUCTIONS, INCLUDING PREFERRED CARRIER.

            i)  REQUESTED SHIPMENT DATES

            j)  THE AGREEMENT NUMBER OF THIS AGREEMENT.

            k)  NAME OF CUSTOMER CONTACT

In accordance with the above language in this Section 3, provided IBM accepts a purchase order, IBM shall issue a written sales acknowledgment within a maximum of ten (10) business days after IBM's receipt of Customer's purchase order, which shall recite the Agreement Number, Product and Customer's shipping instructions, as well as establish the quantities being sold, the Product's applicable unit price and the estimated shipment dates.

This Agreement shall take precedence over and govern in case of any additional, different or conflicting terms and conditions in any purchase order(s) or any other form of either party. Purchase orders and other forms of either party may not vary the terms of this Agreement. Additional, different or conflicting terms and conditions on a purchase order or other form shall be of no effect unless specifically agreed to in writing by the parties. This Agreement does not constitute a purchase order. No verbal communications shall result in a financial obligation by Customer or IBM.


 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4. LEAD TIMES, SHIPMENT, TITLE AND RISK OF LOSS: The Product's manufacturing lead times shall be as set forth in the applicable Task Order. IBM will use reasonable efforts to set shipment dates in accordance with the lead time specified for Product as stated in the Task Order. Customer will keep at least a rolling four (4) months worth of purchase orders placed on IBM to support IBM's efforts to schedule and supply Product to Customer's requirements. Customer may request shipment dates with lead times less than those agreed to in the relevant Task Order, and IBM, at its option, may use reasonable efforts to set a shipment date that is coincident with the shipment date requested by Customer. Customer acknowledges that it may be required to pay additional charges for expedited shipment.

[*].


Products shall be shipped from the manufacturing location FOB for domestic U.S. destinations and ExWorks (as defined in the 1990 INCO Terms) for international shipments. Title and risk of loss for a Product passes to Customer when IBM delivers the Product to the Customer-specified carrier for shipment (said carrier to be identified in Customer's purchase order). [*].









5. PRICES, INVOICING, PAYMENT TERMS AND TAXES: The engineering charges and the price/quantity matrix in the applicable Task Order will apply to the Products. IBM will invoice Customer for engineering charges associated with Products in accordance with such Task Order. IBM will invoice Customer for Products upon shipment. All payments owed by Customer to IBM under this Agreement, including, without limitation, cancellation and engineering charges, as well as payment for Products purchased, are payable in U.S. dollars and receipt of payment by IBM will be due net thirty (30) days after the date of the invoice; provided, however, that if Customer's account becomes in arrears or if Customer exceeds a credit limit agreed to by IBM, in addition to any other right under this Agreement, IBM reserves the right to cease manufacturing or stop shipment to Customer or ship to Customer on a cash-in-advance basis until Customer's account is again current. Customer will be liable for interest on any overdue payment under this Agreement, up to the prime interest rate as reported by Citibank of New York on the date the payment was due, plus three percent. Customer is responsible for all taxes actually charged related to Products. However, in no event will Customer be liable for taxes based on IBM's net income. [*].





6. ORDER CHANGES:

        a) For a purchase order which is more than thirty (30) days, but less than sixty (60) days, from its scheduled shipment date, Customer may request in writing a onetime deferral of the scheduled shipment date not to exceed thirty
(30) days, with no cancellation charge imposed.

 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        b) If Customer cancels an order or reduces an order or exceeds the foregoing Product shipment rescheduling rights in this Section 6, Customer agrees to pay the Product cancellation charges as described in the relevant Task Order.

7. SUPPLY CONSTRAINTS: [*].













8. ENGINEERING CHANGES: IBM may implement engineering changes required to satisfy governmental standards, or for environmental, health or safety reasons ("Mandatory Engineering Changes").

For all previously shipped Product not incorporating Mandatory Engineering Changes, IBM may provide replacement Products (including parts, materials and documentation) [*].

             Customer must use reasonable efforts to install Mandatory Engineering Changes on all Customer installed Products and Products in its inventory. If IBM requests the return of Products displaced by installation of replacement Products, Customer will promptly return any displaced Products to IBM after installation of such replacement Products, [*].



In addition to Mandatory Engineering Changes, IBM may implement engineering changes that result in cost reductions to the Product ("Elective Engineering Changes") with prior approval from Customer. Such approval from Customer shall not be unreasonably withheld. IBM shall give Customer prompt notice of proposed Elective Engineering Changes.

IBM may make available other Engineering Changes ("Optional Engineering Changes"). The cost of any Optional Engineering Changes that Customer desires to implement will be borne by Customer and will be determined through a request for quote process.

9. CONFIDENTIAL INFORMATION EXCHANGES: Information containing the confidential information of either party shall be identified as that party's confidential information and shall be exchanged pursuant to the terms of the agreement for exchange of confidential information (agreement number: V1290-01), between IBM and Customer dated September 30, 1996 and any amendments thereto, [*].



All other information exchanged by the parties shall be deemed non-confidential, except that the parties agree that the specific terms and conditions of this Agreement constitute mutual confidential information of the parties.


 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10. CUSTOMER REPRESENTATIONS: Customer warrants it is the originator, rightful owner or licensee of all designs, information, and materials supplied to IBM hereunder, and that no part of such materials knowingly infringes the intellectual property rights of any third party. All computer data provided to IBM by Customer will have gone through Customer's best efforts to ensure that it is free from any virus, worm or other routines that would permit unauthorized access or otherwise harm software, hardware or data. Best efforts shall include, but not be limited to, establishing and following a documented process to prevent its computer data from being infected with such virus, worm or other routine. Customer will provide IBM with the process upon request. Customer will be responsible for any damages caused by any virus, worm or other routine.

Customer will not utilize Products in conjunction with any medical implantation or other direct life support applications where malfunction may result in injury, harm or death to persons, or used in conjunction with aviation, nuclear materials, or other ultra-hazardous activities (collectively, "Ultra-hazardous Uses"). Customer agrees to incorporate the foregoing restriction in all contracts or sale documents under which Customer sells the Product or a device incorporating the Product to Customer's customers.

Customer agrees to defend, indemnify and hold IBM harmless from and against all claims, whether based in contract, tort or otherwise for any losses, expenses, damages and liabilities which may arise out of Customer's use, distribution or sale of Products, except those caused solely by Product defects in materials or workmanship as warranted under Section 13 (Limited Warranty) or by the sole negligence of IBM .

11. INTELLECTUAL PROPERTY RIGHTS: For the purposes of this Agreement, "intellectual property rights" shall mean all legally cognizable rights with regards to applicable patent laws, copyright laws and trade secret laws. IBM shall own any physical masks made by IBM using data provided by Customer. Notwithstanding the foregoing sentence, unless otherwise agreed to in writing, IBM's sole use of such physical masks shall be to perform its obligations under this Agreement. IBM will use tangible GDS II (or any other file format as agreed to by the parties) data received from Customer or generated exclusively for Customer hereunder, and any masks made from such data, only to manufacture Products for sale to Customer. In addition, to the extent that Customer has ownership rights and excluding any rights IBM has in its semiconductor technology or any IBM technology licensed to Customer under the Technology License Agreement, the Customer retains and reserves to itself all rights in, and ownership of, all intellectual property in and to the P95 Processor and other Products manufactured pursuant to Task Orders under this Agreement.

The purchase, receipt or possession of Products from or through IBM carries no license or immunity, express or implied, under any patent of IBM covering the combination of such Products with other products purchased from others or the use of any such combination, or under any patent or other intellectual property right of any third party relating to such Products or their combinations with any other products.

However, IBM intends that its sale of Products to Customer will, to the extent under law, exhaust the patent rights of IBM as to such Products and the patent rights of third party licensors to IBM.

Neither this Agreement, nor the sale of Products hereunder, shall be deemed to give either party any right to use the other party's trademarks or any of the other party's trade names without specific, prior written consent.

12. INTELLECTUAL PROPERTY INDEMNIFICATION: IBM shall indemnify Customer from and against any damages finally settled or awarded by a court of competent jurisdiction resulting from any direct infringement of any intellectual property rights of a third party in any country in which IBM sells similar products, arising as a result of any of IBM's manufacturing process, equipment or testing, that is not specifically required by Customer's designs, specifications or instructions. IBM shall defend at its own expense, including attorney's fees, any suit brought against Customer alleging such infringement. In the event that Customer becomes enjoined from using Product in its inventory or possession due to such infringement, IBM at its option and expense, will secure for Customer the right to continue to use and market the Product, or modify or replace the Product with a non-infringing product. If IBM determines that neither of the foregoing alternatives is reasonably available, Customer may return the Product in Customer's inventory or possession to IBM for a credit equal to the price paid for units of Product affected. IBM shall have no obligation regarding any claim based upon modification of the Product by Customer or its customers, use of the Product in other than its intended operating environment or the combination, operation or use of the Product with non-IBM products or equipment.

Customer shall indemnify IBM from and against any damages finally settled or awarded by a court of competent jurisdiction resulting from any direct infringement of any intellectual property rights of a third party in any country where Customer uses or distributes the Product, arising as a result of IBM's compliance with any of Customer's design, specifications, instructions or modifications of the Product by Customer and shall defend at its own expense, including attorney's fees, any suit brought against IBM alleging any such infringement.

The rights provided in this Section 12 are contingent upon the party seeking to enforce indemnification giving prompt written notice to the indemnifying party regarding any claim, demand or action for which the indemnified party seeks indemnification. The indemnified party is required to fully cooperate with the indemnifying party at the indemnifying party's expense and shall allow the indemnifying party to control the defense or settlement of any such claim, demand or action, including obtaining the written consent of the indemnifying party prior to any settlement proposal or settlement. IBM shall have the right to waive Customer's obligations under this Section 12 and provide for its own defense, at IBM's sole discretion and expense.

Except as expressly stated in this Agreement, this Section 12 states the entire liability of the parties and their exclusive remedies with respect to infringement of third party rights and all other warranties against infringement of any intellectual property rights, statutory, express or implied are hereby disclaimed.

13. LIMITED WARRANTY: [*].



IBM warrants Product(s) to be free from defects in material and workmanship for one (1) year after the date of delivery to Customer. Customer acknowledges that the functionality of Products is contingent upon Customer's designs and, therefore, no warranty applies to the functionality of Products manufactured for or sold to Customer. [*].

                    This warranty applies only to Customer, as the original purchaser from IBM, and Customer may not transfer this warranty to any third party [*].


                                   If Customer believes that a Product is not as
warranted, Customer will: 1) promptly notify IBM in writing; and 2) at IBM's request, return the Product freight prepaid to IBM's designated location. If IBM reasonably determines that the Product does not meet its warranty, IBM will, at IBM's option, repair or replace the Product, or issue a

 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

credit or refund of the purchase price. This warranty will not include credit, repair, or replacement of a Product which has a defect due to Customer's or a third party's actions or omissions.

PRODUCT PROTOTYPES PROVIDED TO CUSTOMER BY IBM ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR USE FOR A PARTICULAR PURPOSE.

THE FOREGOING PRODUCT WARRANTIES AS STATED IN THIS SECTION 13 (LIMITED WARRANTY) ARE IN LIEU OF ALL OTHER PRODUCT WARRANTIES FROM IBM, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR USE FOR A PARTICULAR PURPOSE.


  14. LIMITED LIABILITY: The following sets forth IBM's entire liability and Customer's exclusive remedy:

        a) [*].




        b) IBM's liability for actual damages for any cause whatsoever (other than as set forth in Section 14 a. above), shall be limited to the greater of [*] or the applicable unit price for the specific units of Product that caused the damages or that are the subject matter of, or are directly related to, the cause of action. This limitation will apply, except as otherwise stated in this Section, regardless of the form of action, whether in contract or in tort, including negligence. This limitation will not apply to the payment of costs, damages and attorney's fees referred to in Section 12 (Intellectual Property Indemnification). This limitation will also not apply to claims by Customer for bodily injury or damage to real property or tangible personal property caused by IBM's negligence.

        c) In no event will either party be liable to the other party for any lost profits, lost savings, incidental damages or other consequential damages, except as provided in Section 12. In addition, IBM will not be liable for any claim based on any third-party claim, except as provided in Section 12. In no event will a party be liable for any damages caused by the other party's failure to perform its responsibilities hereunder.

        d). In addition, IBM shall have no liability when the Products are used in conjunction with any Ultra-hazardous Uses.

15. TERMINATION RIGHTS: If either party is in default of any material provision of this Agreement, the party not in default may provide a termination notice to the defaulting party. The termination notice shall specify:

        a) the nature of the default;

        b) the date, at least thirty (30) days from the date of such notice, by which the defaulting party shall demonstrate a cure of the default; and

 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        c) the date upon which the Agreement will terminate if the defaulting party does not cure the default.

In addition, either party may terminate this Agreement immediately upon written notice if the other party: becomes insolvent, files a petition in bankruptcy, becomes dissolved or liquidated, files a petition for dissolution or liquidation, makes an assignment for benefit of creditors, or has a receiver appointed for its business; or is subject to property attachment or court injunction or court order which has a substantial negative effect on its ability to fulfill its obligations under this Agreement.

[*].





























16. ASSIGNMENT: [*].






17. RELATIONSHIP OF THE PARTIES: Each party hereto is an independent contractor and is not an agent of the other party for any purpose whatsoever. Neither party shall make any warranties or representations on the other party's behalf, nor shall it assume or create any other obligations on the other party's behalf. [*].

 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

18. COMPETITIVE PRODUCTS AND SERVICES: Neither this Agreement, nor any Task Orders issued hereunder, will impair any right of IBM or Customer to design, develop, manufacture, market, service, or otherwise deal in, directly or indirectly, other products or services, including, without limitation, those which are competitive with those offered by IBM or Customer; provided, however, that nothing in this Agreement or any Task Order authorizes either party to use any of the other party's intellectual property accept as expressly provided herein.

19. PROMOTIONAL ACTIVITY: Press releases and other like publicity, advertising or promotional material which mention the other party by name, this Agreement or any term hereof shall not be released without the prior written consent of both parties. [*].




20. NOTICES: All notices, requests, consents and other communications under this Agreement shall be in writing and shall be sent by a traceable means of delivery. Such communications shall be deemed delivered when received by the party's designee referenced below. Each party may change its designee upon written notice to the other party's designee.

       IBM                                        Transmeta Corporation
       Dept.  VLZV/862-1                          Dept.
       1000 River Street                           3940 Freedom Circle
       Essex Junction, VT 05452                   Santa Clara, CA. 95054
       FAX: 802-769-3988                          FAX:  (408) 327-9840
       Attn: Contract Administrator               Attn: Chief Financial Officer

Day to day activities under Task Orders will be directed by technical coordinators who will be responsible for maintaining technical liaison between the parties ("Technical Coordinators"). Task Orders shall designate a Technical Coordinator for each party. Either party may change its respective individual designated for receipt of notices, and/or Technical Coordinator and their addresses designated for notices by notifying the other party's Technical Coordinator.

21. GENERAL: This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

The activities of each party and its employees, agents or representatives while on the other party's premises (including any design center) shall comply with the host company's policies and procedures for such facilities, including security procedures and visitation guidelines.

[*].

If any provision of this Agreement is found to be invalid, illegal or unenforceable under any applicable statute or rule of law, they are to that extent to be deemed omitted from this Agreement . The validity, legality and enforceability of such provision and the remainder of this Agreement shall continue in effect in every other respect, so long as the remaining provisions of this Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.


 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Except for Customer's obligation to pay amounts due under this Agreement, neither party will be responsible for any failure or delay in its performance under this Agreement due to causes, including, without limitation, acts of God, natural disasters, fire, acts of civil or military authority, insurrections, epidemics, riots, wars, sabotage, labor shortages and governmental actions, which are beyond such party's reasonable control, [*].




This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the substantive laws of the State of New York, without regard to the conflict of laws principles thereof. Any proceedings to resolve disputes relating to this Agreement shall be commenced in the State of New York. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceeding under this Agreement shall be tried by a judge without a jury.

[*].









Each party will comply with all applicable federal, state and local laws, regulations and ordinances including, without limitation, the regulations of the U.S. Government relating to the export of commodities and technical data insofar as they relate to the activities under this Agreement. Customer agrees that Products, and technical data provided under this Agreement are subject to restrictions under the export control laws and regulations of the United States of America and other country or country group, laws and regulations, including, without limitation, the U.S. Export Administration Act and the U.S. Export Administration Regulations. Customer hereby gives its written assurance that neither Products nor technical data provided by IBM under this Agreement, nor the direct product thereof, will be exported, or re-exported, directly or indirectly, to prohibited countries or nationals thereof without first obtaining applicable government approval. Customer agrees it is responsible for obtaining required government documents and approvals prior to export of any Product, or technical data.

All obligations and duties which by their nature survive the expiration or termination of this Agreement shall remain in effect beyond expiration or termination and remain in effect and apply to respective successors and assigns until they have been fulfilled. A waiver or failure by a party to demand performance or to exercise a right, when entitled, will not prejudice the party's ability to enforce such performance or right.

The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

The headings in this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.


 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

This Agreement, as well as any Task Orders issued hereunder, may only be modified by a written amendment signed by both parties. This Agreement shall not be supplemented or modified by any course of dealing, course of performance or trade usage. The term "this Agreement" as used herein includes any applicable Attachments or future written amendment(s) made in accordance with this Section.

22. SOLE AGREEMENT: Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and conditions. Further, the parties agree that this Agreement, any mutually agreed to Confidentiality Disclosure Agreements relating to this Agreement, Task Orders, amendments, [*], represent the entire and complete agreement between the parties, which supersedes all prior proposals, agreements , and all other communications (whether oral or written) between the parties relating to the subject matter hereof.


AGREED TO AND ACCEPTED BY:

INTERNATIONAL BUSINESS MACHINES CORPORATION TRANSMETA CORPORATION




BY: /s/ HANK J. GEIPEL                  BY: /s/  DAVID R. DITZEL
   -------------------------------         ---------------------------------

   NAME:  HANK J. GEIPEL                NAME:  DAVID R. DITZEL
   TITLE: VP, ADVANCED STANDARD         TITLE: PRESIDENT AND CEO
          PRODUCTS IBM
          MICROELECTRONICS

   DATED: DECEMBER 17, 1997             DATED: DECEMBER 18, 1997
         -------------------------            -------------------------------

 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   TASK ORDER
                          (TASK ORDER #TASK-121297-P95)



This Task Order is governed by the terms and conditions of Agreement Number:
TM-MFG-121297


1.0 TERM OF TASK ORDER: This Task Order will be effective on December 12 1997 and will expire on [*].

2.0 PRODUCT NAME AND DESCRIPTION:

Product Name: [*]

Description: [*].



3.0 DELIVERABLE ITEMS:

3.1 Customer

        Item                                       Date
        ----------------------------------------------------------
        [*]


3.2 IBM

        Item                                       Date
        ----------------------------------------------------------
        [*]





4.0 PRODUCT SPECIFICATIONS, PROCESS TECHNOLOGY, WAFER ACCEPTANCE CRITERIA, YIELD AND COST REDUCTION INCENTIVES, ASSUMPTIONS:

4.1 Product Specifications:

        [*]



4.2 Process Technology: [*].


4.3 Wafer Acceptance Criteria: Exhibit B

4.4 Module Acceptance Criteria:
        [*].


5.0 SCHEDULE: ATTACHMENT 3

[*].


 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

6.0 PRODUCT DEMAND FORECAST:

The Parties anticipate that they will meet approximately once per calendar quarter to review forecasts under this Task Order. The forecast listed below is for tested modules.

[*].










7.0 ENGINEERING EFFORT AND ENGINEERING CHARGES (NRE CHARGES):

Engineering Effort:
        [*].











 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

8.0  PROTOTYPE UNIT PRICING AND DELIVERY:

[*].

















9.0  PRODUCTION PRICE/QUANTITY MATRIX (PRODUCT UNIT PRICE)


[*].











 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.0  MANUFACTURING LEAD TIME (PURCHASE ORDER LEAD TIME):

[*].


















11.0  CANCELLATION CHARGES:

        [*].


















12.0 TASK ORDER TECHNICAL COORDINATORS:

        International Business Machines            Transmeta Corporation
        Corporation                                Dept.
        Dept.  DZOV                                3940 Freedom Circle
        1000 River Street                          Santa Clara, CA. 95054
        Essex Jct., VT 05452                       PH: (408) 327-9830 x 244
        PH: (802) 769-3519                         FAX: (408) 327-9840
        FAX: (802) 769-6800                        EMAIL: dal@transmeta.com
        EMAIL:  wslatter@us.ibm.com                Attn: Doug Laird, VP VLSI
        Attn: Bill Slattery                        Engineering









13.0 SHIPPING/BILLING/ORDERING LOCATIONS:

 * Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        Customer's Ship to Location: To be specified in individual purchase orders


        Customer's Bill to Location:
               Transmeta Corporation
               3940 Freedom Circle
               Santa Clara, CA. 95054
               Attention: Accounts Payable
               ph: (408) 327-9830
               fax: (408) 327-9840

        IBM's Ordering Location:
               International Business Machines Corporation
               1055 Joaquin Rd.
               Mountain View, CA 94043
               Attention: Joe Larkins
               Fax: (650) 694-3157



AGREED TO AND ACCEPTED BY:

INTERNATIONAL BUSINESS MACHINES CORPORATION             TRANSMETA CORPORATION




BY: /s/ HANK J. GEIPEL                      BY: /s/ DAVID R. DITZEL
   -------------------------------------      ----------------------------------

   NAME: HANK J. GEIPEL                     NAME:  DAVID R. DITZEL
   TITLE: VP, ADVANCED STANDARD PRODUCTS         TITLE: PRESIDENT AND CEO
          IBM MICROELECTRONICS


   DATED:  DECEMBER 17, 1997                DATED:  DECEMBER 18, 1997
         --------------------------------         ------------------------------

                                   EXHIBIT B

WAFER ACCEPTANCE CRITERIA (FOR TESTED WAFERS)


        1. Nothing in this Exhibit modifies or expands Customer's warranty rights under the Agreement.

        2. IBM Products, with the reasonable cooperation of the Customer, will be subject to the following quality standards.

            A)  Wafer Specifications

                a.  Wafer Size: IBM will ship 8 inch diameter wafers.

                b. Wafer Thickness and Finish: IBM and Customer will agree upon specifications for wafer thickness and back finish.

                c. Die Layout: IBM will be responsible for the reticle layout and stepping of the Customer's die, consistent with IBM's normal defect monitoring strategy

                d.  Packing:

                        1. Tested wafers: [*].



                        2. Damaged Goods: [*].





            B)  Wafer Yields:

                a. Circuit limited yield loss is solely the responsibility of the Customer [*].






                b.  Minimum Yields: [*].




[*] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B

            C)  Visual Criteria: [*].



            D)  Electrical Criteria:

                    a.  Parametrics: [*].








            E)  Prototypes:

                    a. Prototypes and other similar non-production material will be accepted by the Customer and may not meet the quality criteria described herein. Customer may not use this material for production shipments.

            F)  Documentation:

                    a.  [*].










            G)  Test: Electrical test using [*].


                The details to be identified after the completion of the first prototype wafers delivered 1Q98.


[*] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.